Exhibit 10(yy)

AMENDMENT TO THE BANK OF NEW YORK COMPANY, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, The Bank of New York Company, Inc. (the “Company”) adopted the Supplemental Executive Retirement Plan (the “Plan”) effective as of June 9, 1992 and such Plan has been amended from time to time thereafter; and

WHEREAS, Section 9 of the Plan provides that the Company’s Board of Directors may amend the Plan; and

WHEREAS, the Board of Directors on December 13, 2005 amended the Plan effective January 1, 2006, to (i) redesign the Plan to mirror substantially the design changes made to the Retirement Plan of The Bank of New York Company, Inc. approved by the Board on July 12, 2005, (ii) limit future bonus recognition under the Plan to 100% of base pay, and (iii) formalize its administrative practice of limiting membership in the Plan;

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2006 except as otherwise indicated, as follows:

1. Section 2(a) is hereby amended by adding the following sentence to the end thereof:

Notwithstanding any provision of the Plan to the contrary, Average Final Salary for Participants who remain employed with the Company on or after January 1, 2006 shall be determined as of December 31, 2005.

2. Section 2(b) of the Plan is hereby amended by adding the following sentence to the end thereof:

Notwithstanding any provision of the Plan to the contrary, Average Final Total Compensation for Participants who remain employed with the Company on or after January 1, 2006 shall be determined as of December 31, 2005.

3. Section 2(e) of the Plan is hereby amended by adding the following clause and sentence immediately prior to the end thereof:

; provided, that effective January 1, 2006, (ii) and (iii) hereof shall be limited, collectively, to 100% of the Participant’s Salary. The sum of (ii) and (iii) shall be referred to in the Plan as a Participant’s “Bonus.”

4. Section 3 of the Plan is hereby amended by replacing the current language to read in its entirety as follows:

The Committee shall determine in its sole discretion which employees of the Company who are members of the Retirement Plan shall be Participants in the Plan. If a Participant terminates employment and is rehired by the Company, such person shall not resume participation in the Plan unless and until approved by the Committee. On and after July 15, 1999 through July 7, 2003, only members of the Company’s Senior Planning Committee were eligible to be selected as new Participants in the Plan. On and after July 8, 2003, the Committee shall not select any employees of the Company to become new Participants in the Plan.

5. Section 5(a) of the Plan is hereby amended by replacing current Sections 5(a) in its entirety to read as follows:

5. Benefit.

(a) The Benefit payable under the Plan to a Participant whose employment terminates on or after attaining age 60 shall be an amount, expressed as a life annuity, equal to (x) plus (y):

(x)

(i) 1.5% of the Participant’s Average Final Total Compensation multiplied by his years of Credited Service prior to January 1, 1976,

plus

(ii) (A) 1.65% of the Participant’s Average Final Total Compensation multiplied by his years of Credited Service after December 31, 1975 and prior to January 1, 2006, reduced by (B) an amount equal to 1.25% of the Participant’s Primary Social Security Benefit multiplied by his years of Credited Service after December 31, 1975 and prior to January 1, 2006, not in excess of 40 years, less

(iii) the sum of the amounts under clauses (i) and (ii) above determined by substituting the Participant’s Average Final Salary for his Average Final Total Compensation.

(y)

(i) 1% of the Participant’s Bonus for each year beginning on or after January 1, 2006, not in excess of 40 years, including the Participant’s Credited Service taken into account under clause (x) above,

plus

(ii) An amount equal to the increase in the Benefit determined under paragraph (x) above after applying an index factor equal to the Participant’s Average Final Total Compensation beginning on or after January 1, 2006, without regard to the second sentence of 2(b) and the restriction on 2(e)(ii) and 2(e)(iii)

with respect to the determination of Total Compensation on or after January 1, 2006, over the Participant’s Average Final Total Compensation as of December 31, 2005. Such index factor shall be determined by the Company with respect to each year and shall not exceed 1% each year.

6. Section 5(b)(ii) of the Plan is hereby amended by replacing current Sections 5(b)(ii) in its entirety to read as follows:

(ii) the difference between

(x) the sum of (1)1.5% of the Participant’s Average Final Salary multiplied by his years of Credited Service prior to January 1, 1976, (2) (A) 1.65% of the Participant’s Average Final Salary multiplied by his years of Credited Service after December 31, 1975 and prior to January 1, 2006, reduced by (B) an amount equal to 1.25% of the Participant’s Primary Social Security Benefit multiplied by his years of Credited Service after December 31, 1975 and prior to January 1, 2006, not in excess of 40 years and (3) the Benefit determined under paragraph (a)(y)(ii) of this Section

and

(y) the sum of (1) the annual retirement benefit payable to Participants under the Retirement Plan at age 60 and (2) the equivalent actuarial value of the Participant’s account under the Employee Stock Ownership Plan of The Bank of New York Company, Inc.; based on the date of payment (or commencement of payment) pursuant to paragraph (c) of this Section, such difference shall be subject to reduction (if any) in accordance with the provisions of the Retirement Plan as if the Participant had retired thereunder on or after attaining age 55 and, if so determined by the Committee, as if the Participant had completed at least 20 years of Continuous Service, plus

(z) 1% of the Participant’s Bonus for each year beginning on or after January 1, 2006, not in excess of 40 years, including the Participant’s Credited Service taken into account under clause (x) above.

7. Section 5(c) is hereby amended by replacing the first sentence to read as follows:

Payment of the Benefit to a Participant shall be made in the form of a lump sum, unless prior to January 1, 2006 the Participant elected in writing in accordance with rules established by the Committee to receive payment in eleven annual installments.

Except as otherwise expressly amended herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this Amendment to be executed by its duly authorized officers this 17th day of February, 2006.

By:	/s/ Thomas J. Mastro

ATTEST:

/s/ Patricia A. Bicket

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